Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

Antares Pharma, Inc:

We consent to the use of our reports incorporate by reference herein and to the reference to our firm under the caption “Experts” in the prospectus.

/s/ KPMG LLP

Minneapolis, Minnesota

August 10, 2005